Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,487,870
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,487,990)
Dividend Income	238,878
Interest Income	319,639
ETF Transaction Fees	700
Total Income (Loss)	$559,097

Expenses
General Partner Management Fees	$82,591
Professional Fees	36,315
Brokerage Commissions	6,937
Directors' Fees and insurance	3,581
Total Expenses	$129,424
Net Income (Loss)	$429,673

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$134,218,446
Additions (100,000 Shares)	3,312,330
Withdrawals ((150,000) Shares)	(4,816,984)
Net Income (Loss)	429,673

Net Asset Value End of Month	$133,143,465
Net Asset Value Per Share (4,150,000 Shares)	$32.08

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596